EXHIBIT 1.2
UNDERWRITING AGREEMENT
(Preferred Stock, Depositary Shares, Common Stock)
[                    ]
Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148
Dear Sirs:
     We (the “Manager”) are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the “Underwriters”), and we understand that Comcast Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell the number of shares of its securities identified as Firm Securities herein (the "Firm Securities”). The Company also proposes to issue and sell not more than the number of shares of its securities, if any, identified as Additional Securities herein (the “Additional Securities”), if and to the extent that we, as Manager of this offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters herein. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Offered Securities.”
     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the aggregate principal amount of the Firm Securities set forth below opposite their names at a purchase price of $[ ], per Firm Security (the “Purchase Price”).

Number of
Firm Securities
Underwriter	To Be Purchased

[Insert syndicate list]

Total

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to the number of Additional Securities set forth below at the Purchase Price [plus accrued dividends, if any, from [                    ] to the date of payment and delivery]. Additional Securities may be purchased as provided herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be

purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional Offered Securities as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the amount of Firm Securities set forth opposite the name of such Underwriter above bears to the total amount of Firm Securities.
     For purposes of the Underwriting Agreement, Applicable Time means [          ] (New York time) on the date hereof.
     The Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on [                    ], or at such other time, not later than 5:00 p.m. (New York time) on [                    ], as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Securities shall be made at the offices referred to above at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company of our determination, on behalf of the Underwriters, to purchase an amount, specified in said notice, of Additional Securities, as shall be designated in writing by us. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Date may be given at any time within 30 days after the date of the Underwriting Agreement.
     The Offered Securities shall have the terms set forth in the Prospectus dated [                    ], 2006, and the Prospectus Supplement dated [                    ], including the following:
Terms of Offered Securities
     Securities:
     Aggregate Number of Firm Securities:
     Aggregate Number of Additional Securities:
     Redemption Provisions:
     Conversion Provisions:
     Exchange Provisions:
     Lock-Up Securities:
     Lock-Up Period:
     Additional Provisions:

     [If depositary shares are offered, list beneficial ownership of preferred stock that each depositary share represents and list Deposit Agreement.]
     Capitalized terms used above and not defined herein shall have the meanings set forth in the Prospectus and Prospectus Supplement referred to above.
     All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of [          ], facsimile number [          ], Attention: [          ], or (b) if to the Company, shall be delivered, mailed or sent via facsimile to 1500 Market Street, Philadelphia, Pennsylvania 19102, facsimile number [          ], Attention: [          ].
     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     Except as set forth below, all provisions contained in the document entitled Comcast Corporation Underwriting Agreement Standard Provisions (Preferred Stock, Depositary Shares, Common Stock) dated [          ], (the “Standard Provisions”), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.
     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours, [Name of Lead Managers] On behalf of themselves and the other Underwriters named herein

	By	[		]

By:

Name:
Title:

Accepted:

COMCAST CORPORATION

By:

Name:
Title:

SCHEDULE I
TIME OF SALE PROSPECTUS
     1. Base Prospectus dated [          ] relating to the Offered Securities and included in the Registration Statement (File No. [          ])
     2. Final term sheet containing the final terms of the Offered Securities as set forth in Schedule II hereto and filed with the Commission under Rule 433

SCHEDULE II
FINAL PRICING TERMS

COMCAST CORPORATION
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
(PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK)
[                          ,           ]
     From time to time, Comcast Corporation, a Pennsylvania corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.
     The Company proposes to issue from time to time (a) its preferred stock, without par value (the “Preferred Stock”), (b) depositary shares representing its Preferred Stock (the “Depositary Shares”) and (c) its Class A common stock, $0.01 par value (the “Class A Common Stock”) and its Class A Special common stock, $0.01 par value (the “Class A Special Common Stock”, and together with the Class A Common Stock, the “Common Stock”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Preferred Stock, Depositary Shares and Common Stock (collectively, the “Securities”) and has filed with, or transmitted for filing to, or shall promptly after the date of the Underwriting Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), specifically relating to the Securities offered pursuant to this Agreement (the “Offered Securities”). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement including any additional registration statement filed by the Company pursuant to Rule 462(b). The term Base Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Base Prospectus together with the Prospectus Supplement. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term issuer free writing prospectus has the meaning set forth in Rule 433 under the Securities Act. The term Time of Sale Prospectus means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule I to the Underwriting Agreement. As used herein, the terms “Base Prospectus”, “Prospectus”, “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein. As used herein, the term “Applicable Time” means the time and date set forth in the Underwriting Agreement or such other time as agreed in writing by the Company and the Managers. The terms “supplement”, “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base

Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     The Company hereby agrees that, without the prior written consent of the Manager, it will not offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any shares of the Lock-Up Securities, or any securities convertible into or exchangeable for Lock-Up Securities, for the Lock-Up Period, other than (i) the Offered Securities to be sold hereunder, (ii) any Lock-Up Securities sold upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (iii) any Lock-Up Securities issued pursuant to any stock option or similar employee compensation plan in effect on the date hereof.
     1. Representations and Warranties. The Company represents and warrants to each of the Underwriters as of the date of the Underwriting Agreement that:
     (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (ii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.
     (iii) The Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing representations and warranties do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information furnished to the Issuers in writing by any Underwriter through the Manager expressly for use therein.
     (iv) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made, used, prepared, authorized, approved or referred to any offer relating to the Offered Securities that would constitute a free writing prospectus other than (a) any written communications furnished in advance to the Managers; (b) an electronic road show, if any, furnished to the Managers before first use; or (c) free writing prospectuses identified on Schedule I to the Underwriting Agreement, including the term sheet as set forth in Schedule II to the Underwriting Agreement. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).
     (v) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.
     (vi) Neither the Company nor any of its subsidiaries is (a) in violation of its articles of incorporation or by-laws (or similar organizational documents) or (b) in default in the performance or observance of any obligation, covenant or condition contained in any contract, except to the extent such default would not have a material adverse effect.
     (vii) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of the Agreement).
     (viii) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.
     (ix) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.
     2. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager’s judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Prospectus and the Prospectus.
     3. Purchase and Delivery. Except as otherwise provided in this Section 3, payment for the Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities. Certificates representing the Offered Securities shall be in definitive form and registered in such names and in such denominations as the Manager shall request in writing not less than one full business day prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.
     4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:
     (a) Subsequent to the Applicable Time and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus, that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and the Managers shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (c) The Manager shall have received on the Closing Date an opinion of Arthur R. Block, Esquire, Senior Vice President, General Counsel and Secretary of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters), dated the Closing Date, to the effect (as applicable) that:
     (i) the Company has been duly incorporated, is validly existing as a corporation subsisting under the laws of the Commonwealth of Pennsylvania and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole),
     (ii) the Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;
     (iii) the Offered Securities have been duly authorized, and when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable,
     (iv) this Agreement has been duly authorized, executed and delivered by the Company,
     (v) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities by the Company will not contravene any provision of applicable law of the United States (except with respect to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), Pennsylvania, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States, or the articles of incorporation or by-laws (or similar organizational document) of the Company or, to the best knowledge of such counsel, any material agreement or other material instrument binding upon the Company, and, except for the orders of the Commission making the Registration Statement effective (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), Pennsylvania, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction is required for the performance of this Agreement by the Company, or the issuance and sale of the Offered Securities by the Company,

     (vi) subject to such qualification as may be set forth in the Time of Sale Prospectus, the Company and its subsidiaries have, and are in material compliance with, such franchises, and to the best knowledge of such counsel after reasonable investigation, such licenses and authorizations, as are necessary to own their cable communications properties and to conduct their cable communications business in the manner described in the Time of Sale Prospectus, except where the failure to have, or comply with, such franchises, licenses and authorizations would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole, and such franchises, licenses and authorizations contain no materially burdensome restrictions not adequately described in the Time of Sale Prospectus, which restrictions would have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole,
     (vii) the statements (A) in Item 3 of the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Time of Sale Prospectus, (B) in Part II, Item 1 under the caption “Legal Proceedings” of the Company’s most recent Quarterly Report on Form 10-Q incorporated by reference in the Time of Sale Prospectus and (C) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings,
     (viii) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement or the Time of Sale Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required,
     (ix) the securities into which the Offered Securities are convertible, initially reserved for issuance upon conversion of the Offered Securities (the “Underlying Securities”) have been duly authorized and reserved for issuance, and
     (x) when the Underlying Securities are issued upon conversion of the Offered Securities in accordance with the terms of the Offered Securities, such Underlying Securities will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other right to subscribe for or purchase such Underlying Securities.
     Such counsel shall also state that no facts have come to his attention that lead him to believe (1) that the Registration Statement or any amendments thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), on the date on which it became effective or the date of filing of the most recent subsequent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) that the Time of Sale Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Applicable Time or as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (3) that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the date of the Underwriting Agreement or as amended, or supplemented, if applicable, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they are made, not misleading; or (4) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     With respect to the preceding paragraph, such counsel may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement, Time of Sale Prospectus, Prospectus (as amended or supplemented) and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.
     In expressing his opinion as to questions of the law of jurisdictions other than the Commonwealth of Pennsylvania and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.
     (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Company, dated the Closing Date, to the effect that:
     (i) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities by the Company will not contravene any provision of applicable law of the United States (except with respect to laws relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), or New York and, except for the orders of the Commission making the Registration Statement effective (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the cable communications industry, as to which such counsel is not called upon to express any opinion), or New York is required for the performance of this Agreement by the Company, or the issuance and sale of the Offered Securities by the Company, and
     (ii) the statements in the Prospectus Supplement under “Description of [the Offered Securities]”, “Certain U.S. Tax Considerations” and “Underwriting” and in the Base Prospectus under “Description of Capital Stock” and “Plan of Distribution”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.
     Such counsel shall also state that no facts have come to the attention of such counsel that lead them to believe (1) that the Registration Statement and the Prospectus and any supplements or amendments thereto or the documents incorporated by reference in the Registration Statement and Prospectus (except for financial statements and other financial or statistical data included or incorporated by reference therein, as to which such counsel is not called upon to express any belief) did not comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (2) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief) at the date of the Underwriting Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (3) that the Time of Sale Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Applicable Time or as amended or supplemented, if applicable, as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; or (4) that the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the date of the Underwriting Agreement or as amended or supplemented, if applicable, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they are made, not misleading.
     With respect to the preceding paragraph, Davis Polk & Wardwell may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.
     (e) The Manager shall have received on the Closing Date an opinion of [          ], regulatory counsel for the Company, dated the Closing Date, to the effect that:
     (i) no approval of the Federal Communications Commission (the “FCC”) is required in connection with the issuance and sale of the Offered Securities,
     (ii) the execution and delivery of this Agreement, by the Company, the fulfillment of the terms set forth herein by the Company and the consummation of the transactions contemplated hereby by the Company do not violate any statute, regulation or other law of the United States relating specifically to the cable communications industry (except as otherwise explicitly set forth in the Time of Sale Prospectus) or, to the knowledge of such counsel, any order, judgment or decree of any court or governmental body of the United States relating specifically to the cable communications industry and applicable to the Company or any subsidiary, and which violation would have a material adverse effect on the business or financial condition of the Company and its subsidiaries, as a whole,
     (iii) the statements in the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus relating to cable regulatory matters, as updated by the Company’s most recent Quarterly Reports on Form 10-Q incorporated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as updated by the Time of Sale Prospectus, insofar as they are, or refer to, statements of federal law or legal conclusions, have been reviewed by such counsel and present in all material respects the information called for with respect to such statements of federal law or legal conclusions, and
     (iv) such counsel does not know of any proceeding pending before the FCC to which the Company or any of its subsidiaries is a party or involving the cable communications properties, licenses or authorizations of the Company and its subsidiaries, or of any cable communications law or regulation relevant thereto required to be described in the Registration Statement or the Time of Sale Prospectus pursuant to Regulation S-K promulgated under the Securities Act, which is not described as required.
     (f) The Manager shall have received on the Closing Date an opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, covering the matters requested by and in form and substance reasonably satisfactory to the Manager.
     (g) The Manager shall have received on the date of the Underwriting Agreement a letter dated such date and on the Closing Date a letter dated such date, in each case in form and substance satisfactory to the Manager, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and financial information.
     (h) The Manager shall have received on the date hereof or on the Closing Date, as applicable, such additional documents as the Manager shall have reasonably requested to confirm compliance with the conditions to Closing listed herein.
     The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Manager on the Option Closing Date of such opinions, certificates and documents as are contemplated for the Closing of the Firm Securities in this Section 4.
     5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:
     (a) To furnish to the Manager, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Manager may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement.
     (c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish the Managers a copy of each such free writing prospectus.
     (d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and ad-dresses the Managers will furnish to the Company), either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circum-stances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.
     (f) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Manager the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, forthwith to prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.
     (g) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Manager shall reasonably request.
     (h) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering the twelve month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company’s financial statements in the manner provided for by Rule 158 of the Securities Act).
     6. Covenants of the Underwriters. In further consideration of the agreements of the Issuers herein contained, each Underwriter severally covenants as follows:
     (a) Not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     (b) Not to use, refer to or distribute any free writing prospectus except:

     (i) a free writing prospectus that (a) is not an issuer free writing prospectus and (b) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule II to the Underwriting Agreement or otherwise permitted under Rule 134 of the Securities Act;
     (ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or
     (iii) a free writing prospectus identified in Schedule I to the Underwriting Agreement as forming part of the Time of Sale Prospectus.
     7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement any preliminary prospectus, the Time of Sale Prospectus (as amended or supplemented), any issuer free writing prospectus that the Issuers have filed or are required to file under Rule 433(d) under the Securities Act or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus, any issuer free writing prospectus, the Time of Sale Prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling any such Underwriter, if a copy of the preliminary prospectus, any issuer free writing prospectus, the Time of Sale Prospectus or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the entry into the contract of sale of the Offered Securities with such person, and if the preliminary prospectus, any issuer free writing prospectus, the Time of Sale Prospectus or the Prospectus (as so amended or supplemented but without reference to documents incorporated by reference therein) would have cured the defect giving rise to such loss, claim, damage or liability.
     Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company and such directors, officers and controlling persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     If the indemnification provided for in the second or third paragraph of this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     The indemnity and contribution agreement contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.
     8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Manager by notice given by the Manager to the Company, if (a) after the Applicable Time and prior to the Closing Date [or the Option Closing Date, as the case may be,] (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on the Nasdaq National Market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.
     The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Time of Sale Prospectus, any free writing prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement and Blue Sky Memorandum, (c) the delivery of the Offered Securities to the Underwriters, (d) the reasonable fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable state securities or Blue Sky laws in accordance with Section 5, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, (f) all fees payable to the National Association of Securities Dealers, Inc. in connection with the review, if any, of the offering of the Securities and (g) any fees charged by rating agencies for the rating of the Offered Securities. Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and the expenses of selling presentations.
     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.
     9. Defaulting Underwriters. If on the Closing Date [or the Option Closing Date, as the case may be,] any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date [or the Option Closing Date, as the case may be,] any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date [or the Option Closing Date, as the case may be,] but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.